NEWS RELEASE	Media contact:
www.homestreet.com/newsroom	Heidi Wesley-Cleveland, HomeStreet, Inc.
heidi.wesley-cleveland@homestreet.com
206-753-3740

Investor Relations contact:
Gerhard Erdelji, HomeStreet, Inc.
gerhard.erdelji@homestreet.com
206-515-4039

HomeStreet, Inc. Extends Exchange Offer for its 6.50% Senior Notes Due 2026

SEATTLE, Wash. - September 28, 2016 - HomeStreet, Inc. (NASDAQ: HMST) (“HomeStreet”) today announced that it has extended until October 12, 2016 at 11:59 p.m., New York City time, the expiration date of its offer to exchange an aggregate principal amount of up to $65 million of its 6.50% senior notes due 2026, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of HomeStreet’s issued and outstanding unregistered 6.50% senior notes due 2026 (the “Old Notes”) from the holders thereof.

The exchange offer had been scheduled to expire at 11:59 p.m., New York City time, on September 27, 2016. The extension of the exchange offer has been made to allow holders of outstanding Old Notes who have not yet tendered their Old Notes for exchange additional time to do so. All other terms, provisions and conditions of the exchange offer will remain in full force and effect. As of 11:59 p.m., New York City time, on September 27, 2016, approximately $57 million in aggregate principal amount of the Old Notes had been tendered and not withdrawn representing 87.69% of the aggregate principal amount of outstanding Old Notes.

The terms, provisions and conditions of the exchange offer and other information relating to HomeStreet are set forth in the prospectus dated August 26, 2016. Copies of the prospectus and related letter of transmittal may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer. Wells Fargo’s address, telephone and facsimile number are as follows:

Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 South Fourth Street
Minneapolis, MN 55402

Telephone: (800) 344-5128
Fax: (612) 667-6282

This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. No offering of securities shall be made except by means of an appropriate prospectus.

About HomeStreet, Inc.
Now in its 96th year HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA).

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements concerning HomeStreet, Inc. and its operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. These statements include, but are not limited to, our ability to generate sufficient cash flows to permit timely payment on the senior notes, our ability to integrate recent and pending acquisitions and to successfully pursue our growth strategy, our ability to comply with federal and applicable state banking laws and regulations, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in HomeStreet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the period ended June 30, 2016. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

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